Exhibit 10.9

EXECUTION COPY

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made, effective as of the 15th day of March, 2010 (the “Date of Grant”), by and between Aventine Renewable Energy Holdings, Inc. (the “Company”) and Thomas Manuel (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Aventine Renewable Energy Holdings, Inc. (the “Plan”) pursuant to which awards of restricted common shares of the Company (“Common Shares”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of restricted Common Shares provided for herein (the “Restricted Stock Award”) to the Participant in recognition of the Participant’s services to the Company, such grant to be subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.                                       Grant of Restricted Stock Award.  Pursuant to Section 9 of the Plan, the Company hereby issues to the Participant on the Date of Grant a Restricted Stock Award consisting of, in the aggregate, 42,750 Common Shares in the capital of the Company (hereinafter called the “Restricted Stock”).

2.                                       Incorporation by Reference.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

3.                                       Restrictions.  Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock are that the Participant may not sell, assign, transfer, hypothecate, pledge or otherwise alienate the Restricted Stock.

4.                                       Vesting.

(a)                                  The restrictions described in Section 3 of this Agreement will lapse with respect to (i) 50% of the Restricted Stock on the Date of Grant and (ii) 50% on the first anniversary of the Date of Grant; provided, that, the Participant is then employed by the Company.  Except as set forth in Section 4(b), any unvested Restricted Stock shall be forfeited without consideration upon the termination of the Participant’s employment for any reason.

(b)                                 Notwithstanding the foregoing, in the event that the Participant’s employment with the Company is terminated (i) by the Company without Cause (as defined in the Employment Agreement between the Company and the Participant dated as of March 15, 2010 (the “Employment Agreement”)), or (ii) by the Participant for Good Reason (as defined in the Employment Agreement), the restrictions described in Section 3 of this Agreement shall lapse and all Restricted Stock shall automatically become vested and immediately nonforfeitable in full.

(c)                                  Change in Control.  Upon the occurrence of a Change in Control (as defined in the Employment Agreement), the restrictions described in Section 3 of this Agreement shall lapse and all Restricted Stock shall automatically become vested and immediately nonforfeitable in full.

5.                                       Tax Withholding. In the event that the Company determines that tax withholding is required with respect to the Participant, the Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Award and to take such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding and taxes.  The Committee may permit the Participant to satisfy the withholding liability: (a) in cash, (b) by having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the settlement of the Restricted Stock Award a number of shares with a Fair Market Value equal to the minimum withholding obligation, (c) by delivering Common Shares owned by the Participant that are Mature Shares, or (d) by a combination of any such methods.  For purposes hereof, Common Shares shall be valued at Fair Market Value.

6.                                       Rights as Shareholder; Dividends.  The Participant shall be the record owner of the Restricted Shares unless and until such Common Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares and the right to receive dividends, if any, at the time paid to other stockholders, while the Restricted Shares are held in custody.

7.                                       Compliance with Laws and Regulations. The issuance and transfer of Common Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Shares may be listed at the time of such issuance or transfer.

8.                                       No Right to Continued Employment.  Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s employment at any time.

9.                                       Notice.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him at his address as recorded in the records of the Company

10.                                 Bound by Plan.  By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.  Notwithstanding anything herein or in the Plan to the contrary, the provisions of Section 15 of the Plan shall not apply to the Participant.

11.                                 Beneficiary.  The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

12.                                 Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors and administrators, heirs and successors of the Participant.

13.                                 Amendment of Restricted Stock Award.  Subject to Section 14 of this Agreement, the Committee at any time and from time to time may amend the terms of this Restricted Stock Award; provided, however, the Participant’s rights under this Restricted Stock Award shall not be adversely affected by any such amendment without the Participant’s consent.

14.                                 Adjustments.  In the event of any adjustment pursuant to Section 12 of the Plan that would adversely affect the value of the Restricted Stock Award granted hereunder or cause such Restricted Stock Award to become subject to Section 409A of the Code, such adjustment may only be made with the Participant’s written consent, which consent shall not be unreasonably withheld.

15.                                 Governing Law; Modification.  This Agreement shall be governed by the laws of the state of New York without regard to the conflict of law principles.  The Agreement may not be modified except in writing signed by both parties.

16.                                 Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review.  The resolution of such a dispute by the Committee shall be binding on the Company and the Participant.

17.                                 Severability.  Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

18.                                 Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

19.                                 Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first set forth above.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Gene Davis
	Name:	Gene Davis
	Title:	Chairman of the Board

PARTICIPANT

By:	/s/ Thomas Manuel
	Name:	Thomas Manuel